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                                 SURMODICS, INC.
               RESTRICTED STOCK AGREEMENT/_______________________

     THIS AGREEMENT, made this _____ day of ______________, 19____, by and between SURMODICS, INC., a Minnesota corporation (the "Company"), and _________________________________________, (the "Employee").


                                   WITNESSETH:

     WHEREAS, the Company desires to keep personnel of experience and ability in the employ of the Company and to provide a mechanism for additional compensation to them dependent upon their continued employment with the Company and the growth and profits of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Employee hereby agree as follows:

     1. GRANT OF BONUS SHARES. The Company hereby authorizes an award of _______________________ (__________) shares of voting common stock of the
Company (the "Bonus Shares") at the times and subject to the terms and conditions hereinafter contained. In the event of any increase or decrease in the number of shares of the Company's voting common stock ("Common Stock") resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other similar increase or decrease in the number of shares of Common Stock effected without receipt of any consideration by the Company, the number of Bonus Shares subject to this Agreement shall be equitably adjusted by the Company to reflect such change; any additional shares of Common Stock which become part of the Bonus Shares shall be subject to all of the restrictions and conditions applicable to the Bonus Shares.

     2. WAITING PERIOD/ISSUANCE OF STOCK. The Employee shall not be entitled to any of the Bonus Shares unless the Employee is employed by the Company at the end of the "Waiting Period", which shall be five years from the date of this Agreement. If the Employee remains in the employ of the Company at the end of the Waiting Period, the Company shall promptly thereafter issue to the Employee a stock certificate representing the Bonus Shares. Upon such issuance, the Employee shall have all of the rights of a shareholder with respect to such shares, subject, however, to all of the restrictions and conditions set forth in this Agreement. In aid of such restrictions, the Employee shall, immediately upon receipt of the certificate(s) representing such shares, appropriately endorse such certificate(s) in blank and deliver such certificate(s) to the Company to be held by the Company as hereinafter provided.

     3. RESTRICTION PERIOD. The "Restriction Period" shall be the five years and seven months commencing on the date of this Agreement. During the Restriction Period, any Bonus Shares which have been issued to the Employee as a result of the expiration of the Waiting


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Period applicable thereto, shall be known as "Restricted Bonus Shares" and be subject, during the Restriction Period, to the following restrictions:

          a. The Restricted Bonus Shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of voluntarily or involuntarily and any such attempted action shall be void and ineffective.

Until the end of the Restriction Period, all Restricted Bonus Shares shall, at the discretion of the Company, be imprinted with a legend stating the restrictions imposed by this Agreement. At the end of the Restriction Period, the Restricted Bonus Shares shall be free of the restrictions herein provided and the Company shall issue and deliver to the Employee a certificate or certificates representing such shares free of the legend described above, but with any such legend as the Company customarily places on its Common Stock.

     4. TERMINATION OF EMPLOYMENT. Termination of employment shall occur if the Employee ceases to be an employee of the Company for any reason whatsoever (including, without limitation, voluntary resignation, involuntary termination with or without cause, death, disability, termination as a result of the reorganization, sale or liquidation of the company). Upon any such any termination of employment, the Employee's rights with respect to any Bonus Shares for which the Waiting Period has not yet expired shall fully and automatically lapse and terminate and Employee shall have no further rights whatsoever with respect to that portion of the Bonus Shares. With respect to that portion of the Bonus Shares for which the Waiting Period has expired such that Restricted Bonus Shares have been issued, the Employee's rights and obligations with respect thereto are described in the preceding paragraph. The Employee acknowledges that there have been no promises or representations concerning his or her continued employment and that such employment is and will continue to be an "at will" relationship.

     5. CONFIDENTIALITY. The Employee agrees to maintain in strict confidence the terms of this Agreement and the issuance of shares which are the subject matter of this Agreement until and unless the Employee receives prior written consent to disclosure from the President of the Company.

     6.   MISCELLANEOUS.

          a. The Employee acknowledges that he or she has no rights as a shareholder with respect to any shares covered by this Agreement until the date of issuance of a stock certificate with respect thereto. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except for the adjustment in shares as provided in Paragraph 1 hereof.

          b. The Company may require as a condition to the issuance of any stock acquired pursuant to this Agreement that such stock be acquired for only investment if, in the opinion of counsel for the Company, such is required


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               or deemed advisable under securities laws or any other
               applicable law, regulation or rule of any government or governmental agency. In this regard, if and when requested by the Company, the Employee shall execute an investment letter to the effect that the Employee is acquiring such shares for investment purposes only and not with the intention of making any distribution thereof.

          c. It is understood that the shares of Common Stock subject to this Agreement have not been registered under the Securities Act of 1933, as amended, or any applicable Blue Sky laws, or otherwise. It is further understood that the Company has no obligation and will have no obligation to register the shares of Common Stock subject to this Agreement.

          d. The Company shall be entitled to withhold and deduct from future wages of the Employee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the Bonus Shares (whether by lapse or restrictions or otherwise), and shall be entitled to require the Employee to remit the amount of any such tax obligations to the Company before issuing any certificates relating to the Bonus Shares. The Employee understands that he or she will personally bear whatever income tax consequences may arise from the execution of this Agreement, issuance of the Bonus Shares, or the lapse of restrictions applicable thereto and the Employee acknowledges that he or she has been given no representations or warranties concerning the income tax consequences thereof.

          e. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and communications, whether oral or written. No change to or modification of this Agreement shall be valid unless it is in writing and executed by the Company and Employee.

          f. This Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Employee (as well as his personal representatives, successors, heirs and assigns); the Employee shall not assign this Agreement or any rights herein.

          g. This Agreement shall be construed under the laws of the State of Minnesota.

          h. Any notice required or permitted hereunder shall be in writing and shall be deemed served when delivered personally to the person or entity for whom intended or two days after deposit in the United States mail, postage


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               prepaid, addressed to the last known address of the person or entity for whom intended.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement in the manner appropriate to each, as of the date and year first above written.



                                        SURMODICS, INC.



                                        By:
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                                        Its:
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